DATE:	June 5, 2007

TO:	Supplemental Interest Trust,
HSI Asset Securitization Corporation Trust 2007-NC1
c/o Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045 USA
Attention: Client Manager - HASCO 2007-NC1
("Party B")

FROM:	ABN AMRO BANK N.V.
199 Bishopsgate,
London EC2M 3XW,
United Kingdom
Attention: Fixed Income Derivatives Documentation
Telex: 887366 Answerback: ABNALN G
Fax: 44 20 7857 9428
Telephone: 44 20 7678 3311
Electronic Messaging System Details: Swift ABNA GB 2L
("Party A")

RE:	Interest Rate Cap Transaction

Dear Sir or Madam:

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the “Transaction”).

The definitions and provisions contained in the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation constitutes a “Confirmation” as referred to in, and supplements, forms part of and is subject to, the ISDA Master Agreement dated as of June 5, 2007, as amended and supplemented from time to time (the “Agreement”) between Party A and Party B. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

1.	The Cap Transaction to which this Confirmation relates is a Rate Cap Transaction, the terms of which are as follow:

General Terms
Trade Date:	June 1, 2007
Effective Date:	June 25, 2007, subject to adjustment in accordance with the Following Business Day Convention
Termination Date:	June 25, 2014, subject to adjustment in accordance with the Following Business Day Convention
Notional Amount:	See Amortization Schedule, Schedule A
Fixed Amounts (Premium):
Fixed Rate Payer:	Party B
Fixed Rate Payer Payment Date:	June 5, 2007, subject to adjustment in accordance with the Following Business Day Convention.
Fixed Amount Upfront Payment:
USD $3,292,000; HSBC Bank USA, National Association on behalf of Party B shall pay to Party A the Fixed Amount on or prior to June 5, 2007. This is the net amount payment to Party A under this Transaction (USD $1,735,000) and the Transaction evidenced by confirmation Ref. No. 6394004 (USD $1,557,000) dated June 5, 2007.

Floating Amounts:
Floating Rate Payer:	Party A
Cap Rate:	6.00%
Floating Rate Payer Period End Dates:	The 25th day of each month of each year, commencing on July 25, 2007 to and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.
Floating Rate Payer Payment Dates:	Early Payment, one (1) Business Day preceding each Floating Rate Payer Period End Date.
Floating Rate Option:	USD-LIBOR-BBA
Designated Maturity:	One (1) month
Spread:	None
Floating Rate Day Count Fraction:	Actual/360

	Reset Dates:	The first day of each Calculation Period.
	Compounding:	Inapplicable
	Business Days:	Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in (1) the city in which the Corporate Trust Office is located or (2) the State of New York are closed.

2.	Procedural Terms:
	Calculation Agent:	Party A
	Offices:	The Office of Party A for this Cap Transaction is London.
Account Details:
	Payments to Party A:	ABN AMRO Bank N.V., New York, ABNAUS33 CHIPS 007535 ABA No. 026009580 A/C Name: ABN AMRO Bank N.V., London A/C No. /661001036741 Ref. DCM \
	Payments to Party B:	Wells Fargo Bank, N.A. San Francisco, CA ABA # 121-000-248 Acct. # 3970771416 Acct. Name: SAS Clearing FFC: 53156301 HASCO 2007-NC1 Cap Account

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by executing this Confirmation and returning to us by fax/telex to ABN AMRO Bank N.V. to the attention of Derivatives Documentation Unit:

Fax Number               :0044 207 8579428/9430
Telephone Number  :0044 207 6783311/3196

ABN AMRO BANK N.V., LONDON BRANCH

By:  /s/ Robert Furlong
Authorized Signatory

By:  /s/ Stuart Ware-Lane
Authorized Signatory

Accepted and confirmed as of the Trade Date written above:

SUPPLEMENTAL INTEREST TRUST,
HSI ASSET SECURITIZATION CORPORATION TRUST 2007-NC1
By: Wells Fargo Bank, N.A., not in its individual capacity, but solely as trustee of the Supplemental Interest Trust

By:  /s/ Sandra Whalen
Name: Sandra Whalen
Title: Vice President

SCHEDULE A to the Confirmation dated as of June 5, 2007,
Re: Reference Number: 6394003

Amortization Schedule, *subject to adjustment in accordance with the Following Business Day Convention

Calculation Period in respect of the Payment Date scheduled to occur on*:	Notional Amount (USD) (S)
6/25/2007	0.00
7/25/2007	6,514,473.00
8/25/2007	14,121,145.00
9/25/2007	22,799,422.00
10/25/2007	32,509,734.00
11/25/2007	43,192,930.00
12/25/2007	54,769,962.00
1/25/2008	67,140,974.00
2/25/2008	80,049,648.00
3/25/2008	91,898,244.00
4/25/2008	102,717,629.00
5/25/2008	112,570,756.00
6/25/2008	121,517,152.00
7/25/2008	129,613,100.00
8/25/2008	136,911,801.00
9/25/2008	143,463,536.00
10/25/2008	149,315,817.00
11/25/2008	154,519,605.00
12/25/2008	159,281,245.00
1/25/2009	171,458,382.00
2/25/2009	180,983,356.00
3/25/2009	188,163,149.00
4/25/2009	193,307,489.00
5/25/2009	196,659,502.00
6/25/2009	196,428,799.00
7/25/2009	195,824,222.00
8/25/2009	195,226,840.00
9/25/2009	194,281,401.00
10/25/2009	192,998,119.00
11/25/2009	191,388,778.00
12/25/2009	189,493,368.00
1/25/2010	187,348,013.00
2/25/2010	184,987,418.00
3/25/2010	182,441,731.00
4/25/2010	179,765,287.00
5/25/2010	176,979,356.00
6/25/2010	174,101,282.00
7/25/2010	171,145,020.00

Calculation Period in respect of the Payment Date scheduled to occur on*:	Notional Amount (USD) (S)
8/25/2010	168,124,355.00
9/25/2010	165,050,157.00
10/25/2010	161,933,241.00
11/25/2010	158,783,540.00
12/25/2010	155,610,161.00
1/25/2011	152,421,433.00
2/25/2011	149,225,008.00
3/25/2011	146,027,778.00
4/25/2011	142,836,036.00
5/25/2011	139,655,504.00
6/25/2011	136,491,363.00
7/25/2011	133,348,294.00
8/25/2011	130,230,513.00
9/25/2011	127,141,805.00
10/25/2011	124,085,554.00
11/25/2011	121,064,775.00
12/25/2011	118,082,141.00
1/25/2012	115,140,008.00
2/25/2012	112,240,336.00
3/25/2012	109,371,281.00
4/25/2012	106,548,697.00
5/25/2012	103,773,962.00
6/25/2012	101,048,165.00
7/25/2012	98,372,203.00
8/25/2012	95,746,790.00
9/25/2012	93,172,526.00
10/25/2012	90,649,782.00
11/25/2012	88,178,803.00
12/25/2012	85,759,729.00
1/25/2013	83,392,584.00
2/25/2013	81,077,289.00
3/25/2013	78,813,689.00
4/25/2013	76,601,509.00
5/25/2013	74,440,407.00
6/25/2013	72,329,978.00
7/25/2013	70,269,753.00
8/25/2013	68,259,207.00
9/25/2013	66,297,766.00
10/25/2013	64,384,812.00
11/25/2013	62,519,687.00
12/25/2013	60,701,699.00
1/25/2014	58,930,128.00
2/25/2014	57,204,226.00
3/25/2014	55,523,226.00
4/25/2014	53,886,325.00

Calculation Period in respect of the Payment Date scheduled to occur on*:	Notional Amount (USD) (S)
5/25/2014	52,292,738.00
6/25/2014	50,741,650.00
7/25/2014 and thereafter	0.00

SCHEDULE A to the Confirmation dated as of June 5, 2007,
Re: Reference Number 6394004

Amortization Schedule, *subject to adjustment in accordance with the Following Business Day Convention

Calculation Period in respect of the Payment Date scheduled to occur on*:	Notional Amount (USD) ($)
6/25/2007	0.00
7/25/2007	0.00
8/25/2007	0.00
9/25/2007	0.00
10/25/2007	0.00
11/25/2007	0.00
12/25/2007	823,981,208.00
1/25/2008	788,213,021.00
2/25/2008	750,422,480.00
3/25/2008	714,369,162.00
4/25/2008	680,049,505.00
5/25/2008	647,380,069.00
6/25/2008	616,281,434.00
7/25/2008	586,678,006.00
8/25/2008	558,497,832.00
9/25/2008	531,672,423.00
10/25/2008	506,136,591.00
11/25/2008	481,813,435.00
12/25/2008	458,236,889.00
1/25/2009	415,805,089.00
2/25/2009	377,513,525.00
3/25/2009	343,108,959.00
4/25/2009	312,159,065.00
5/25/2009	284,485,633.00
6/25/2009	268,628,939.00
7/25/2009	253,742,952.00
8/25/2009	238,615,544.00
9/25/2009	224,327,996.00
10/25/2009	210,876,183.00
11/25/2009	198,287,876.00
12/25/2009	186,502,586.00
1/25/2010	175,464,511.00
2/25/2010	165,123,662.00
3/25/2010	155,818,561.00
4/25/2010	147,097,700.00
5/25/2010	138,903,315.00
6/25/2010	131,173,065.00
7/25/2010	123,880,297.00
8/25/2010	117,000,435.00
9/25/2010	110,509,255.00
10/25/2010	104,384,467.00
11/25/2010	98,605,084.00
12/25/2010 and thereafter	0.00

Copyright 1992 by International Swap Dealers Association, Inc.

(Multicurrency - Cross Border)
ISDA®
International Swaps and Derivatives Association, Inc.

MASTER AGREEMENT

dated as of June 5, 2007

ABN AMRO BANK N.V.	and	SUPPLEMENTAL INTEREST TRUST, HSI ASSET SECURITIZATION CORPORATION TRUST 2007-NC1 MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-NC1

have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:

(1)	Interpretation

(a)	Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b)
Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c)
Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

(2)	Obligations

(a)	General Conditions.

(i)	Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii)
Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii)
Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

(b)
Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)	Netting. If on any date amounts would otherwise be payable:—

(i) in the same currency; and

(ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)	Deduction or Withholding for Tax.

(i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will:—

(1) promptly notify the other party (“Y”) of such requirement;

(2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

(4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:—

(A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

(B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

(ii) Liability. If: —

(1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

(2) X does not so deduct or withhold; and

(3) a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

(3)	Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:—

(a)	Basic Representations.

(i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

(ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

(iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

(4)	Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:—

(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:—

(i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

(ii) any other documents specified in the Schedule or any Confirmation; and

(iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

(5)	Events of Default and Termination Events

(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party:—

(i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

(ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

(iii) Credit Support Default.

(1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

(3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

(iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(vi) Cross Default. If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

(vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party: —

(1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding- up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer: —

(1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

(2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:—

(i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party): —

(1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

(ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

(iii) Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

(iv) Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

(v) Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c)
Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

(6) Early Termination

(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)	Right to Terminate Following Termination Event.

(i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

(ii) Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

(iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

(iv) Right to Terminate. If: —

(1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

(2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party,

either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)	Effect of Designation.

(i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

(ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)	Calculations.

(i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

(ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e)
Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties’ election in the Schedule of a payment measure, either “Market Quotation” or “Loss”, and a payment method, either the “First Method” or the “Second Method”. If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method”, as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

(i) Events of Default. If the Early Termination Date results from an Event of Default: —

(1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

(2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non- defaulting Party’s Loss in respect of this Agreement.

(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party’s Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(ii) Termination Events. If the Early Termination Date results from a Termination Event: —

(1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

(2) Two Affected Parties. If there are two Affected Parties: —

(A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

(B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (“X”) and the Loss of the party with the lower Loss (“Y”).

If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

(iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

(7)  Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that: —

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

(8)	Contractual Currency

(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

(9) Miscellaneous

(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e) Counterparts and Confirmations.

(i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall he entered into as soon as practicable and may he executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

(10)	Offices; Multibranch Parties

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

(11)  Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

(12)  Notices

(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:—

(i) if in writing and delivered in person or by courier, on the date it is delivered;

(ii) if sent by telex, on the date the recipient’s answerback is received;

(iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

(iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

(v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

(13)  Governing Law and Jurisdiction

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:—

(i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non- exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

(ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re- enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

(14)  Definitions

As used in this Agreement:—

“Additional Termination Event” has the meaning specified in Section 5(b).

“Affected Party” has the meaning specified in Section 5(b).

“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“Applicable Rate” means:—

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d) in all other cases, the Termination Rate.

“Burdened Party” has the meaning specified in Section 5(b).

“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

“Credit Event Upon Merger” has the meaning specified in Section 5(b).

“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.

“Credit Support Provider” has the meaning specified in the Schedule.

“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

“Defaulting Party” has the meaning specified in Section 6(a).

“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).

“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

“Illegality” has the meaning specified in Section 5(b).

“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.

“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party’s legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

“Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

“Non-defaulting Party” has the meaning specified in Section 6(a).

“Office” means a branch or office of a party, which may be such party’s head or home office.

“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

“Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of: —

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

“Specified Entity” has the meanings specified in the Schedule.

“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross- currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

“Stamp Tax” means any stamp, registration, documentation or similar tax.

“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

“Tax Event” has the meaning specified in Section 5(b).

“Tax Event Upon Merger” has the meaning specified in Section 5(b).

“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).

“Termination Currency” has the meaning specified in the Schedule.

“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a. m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

“Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

ABN AMRO BANK N.V.	SUPPLEMENTAL INTEREST TRUST, HSI ASSET SECURITIZATION CORPORATION TRUST 2007-NC1 MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-NC1
(Name of Party)	(Name of Party)

By: Wells Fargo Bank, N.A., not in its individual capacity, but solely as trustee of the Supplemental Interest Trust

/s/ Frederick P Engler	/s/ Sandra Whalen
Name: Frederick P. Engler	Name: Sandra Whalen
Title: Regional Manager Documentation North America	Title: Vice President
Date: June 5, 2007	Date: June 5, 2007

/s/ Christopher Fain
Name: Christopher Fain
Title: Vice President
Date: June 5, 2007

Rate Swap Schedule

SCHEDULE
to the
Master Agreement

dated as of June 5, 2007

between

ABN AMRO BANK N.V.	and	SUPPLEMENTAL INTEREST TRUST, HSI ASSET SECURITIZATION CORPORATION TRUST 2007-NC1 MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-NC1
_______________________________________ (“Party A”)		_________________________________________ (“Party B”)

Part 1

Termination Provisions.

1.	“Specified Entity” means in relation to Party A for the purpose of:

Section 5(a)(v),	Not applicable
Section 5(a)(vi),	Not applicable
Section 5(a)(vii),	Not applicable
Section 5(b)(iv),	Not applicable

and in relation to Party B for the purpose of:

Section 5(a)(v),	Not applicable
Section 5(a)(vi),	Not applicable
Section 5(a)(vii),	Not applicable
Section 5(b)(iv),	Not applicable

2. “Specified Transaction” will not apply to Party A or to Party B.

3. Certain Events of Default. The following Events of Default will apply to the parties as specified below, and the definition of “Event of Default” in Section 14 is deemed to be modified accordingly:

Section 5(a)(i) (Failure to Pay or Deliver) will apply to Party A and Party B; provided, however, that Section 5(a)(i) is hereby amended by replacing the word “third” with the word “first.”

Section 5(a)(ii) (Breach of Agreement) will apply to Party A and will not apply to Party B; except that Section 5(a)(ii) will not apply to Party A with respect to Party A’s failure to comply with Part 5(b)(i), Part 5(b)(ii) or Part 5(b)(iii) herein.

Section 5(a)(iii) (Credit Support Default) will apply to Party A and will not apply to Party B; except that Section 5(a)(iii)(1) will apply in respect of Party B’s obligations under Paragraph 3(b) of any Credit Support Document.

Section 5(a)(iv) (Misrepresentation) will apply to Party A and will not apply to Party B.

Section 5(a)(v) (Default under Specified Transaction) will not apply to Party A or Party B.

Section 5(a)(vi) (Cross Default) will not apply to Party B and will apply to Party A with a Threshold Amount equal to three percent of of its total shareholders equity as specified from time to time in the most recent Annual Report of ABN AMRO Holding N.V. containing consolidated financial statements, prepared in accordance with accounting principles that are generally accepted for institutions of its type in the jurisdiction of its organizationand certified by independent public accountants, or its equivalent in any other currency.

Section 5(a)(vii) (Bankruptcy) will apply to Party A and Party B; provided that clauses (2), (7) and (9) thereof shall not apply to Party B; provided further that clause (4) thereof shall not apply to Party B with respect to proceedings or petitions instituted or presented by Party A or any Affiliate of Party A; provided further that clause (6) shall not apply to Party B to the extent that it refers to (i) any appointment that is contemplated or effected by the Pooling and Servicing Agreement (as defined below) or (ii) any appointment to which Party B has not become subject; and provided further that clause (8) shall not apply to Party B to the extent that clause (8) relates to clauses (2), (4), (6) and (7) (except to the extent that such provisions are not disapplied to Party B).

Section 5(a)(viii) (Merger without Assumption) will apply to Party A and Party B.

Notwithstanding Sections 5(a)(i) and 5(a)(iii) of this Agreement, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Document shall not be an Event of Default unless (A) (i) the Second Rating Trigger Requirements apply and at least 30 Local Business Days have elapsed since the last time the Second Rating Trigger Requirements did not apply and (ii) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A, or (B) (i) a Ratings Event has occurred and is continuing and at least 60 calendar days (or 30 calendar days, in the case of Fitch) have elapsed the since the date a Ratings Event occurred and (ii) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

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4.	Termination Events. The following Termination Events will apply to the parties as specified below:

Section 5(b)(i) (Illegality) will apply to Party A and Party B.

Section 5(b)(ii) (Tax Event) will apply to Party A and Party B; provided that Section 5(b)(ii) shall be amended by deleting the words “(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y).”

Section 5(b)(iii) (Tax Event upon Merger) will apply to Party A and Party B; provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

Section 5(b)(iv) (Credit Event upon Merger) will not apply to Party A or Party B.

5.	The “Automatic Early Termination” provision of Section 6(a) of this Agreement will not apply to Party A or Party B.

6.	The “Transfer to Avoid Termination Event” provision of Section 6(b)(ii) shall be amended by deleting the words “or if a Tax Event upon Merger occurs and the Burdened Party is the Affected Party.”

7.	Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

A. Market Quotation will apply.

B. The Second Method will apply.

8.	“Termination Currency” means United States Dollars.

9.
Timing of Party B Termination Payment. If an amount calculated as being due in respect of an Early Termination Date under Section 6(e) of this Agreement is an amount to be paid by Party B to Party A then, notwithstanding the provisions of Section 6(d)(ii) of this Agreement, such amount will be payable on the Business Day immediately preceding the first Distribution Date following the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii); provided that if the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii) is a Distribution Date, then the payment will be payable on the date determined in accordance with Section 6(d)(ii).

10.	Additional Termination Events. The following Additional Termination Events will apply, in each case with respect to Party A as the sole Affected Party (unless otherwise provided below):

A.
First Rating Trigger Collateral. Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Document and either (A) the Second Rating Trigger Requirements do not apply or (B) less than 30 Local Business Days have elapsed since the last time the Second Rating Trigger Requirements (as defined below) did not apply.

3

B.
Second Rating Trigger Replacement. (A) The Second Rating Trigger Requirements apply and 30 or more Local Business Days have elapsed since the last time the Second Rating Trigger Requirements did not apply and (B) (i) at least one Eligible Replacement has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a transfer to be made in accordance with Part 5(f)(ii) below and/or (ii) at least one entity with the First Trigger Required Ratings and/or the Second Trigger Required Ratings has made a Firm Offer (which remains capable of becoming legally binding upon acceptance by the offeree) to provide an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement.

The “Second Rating Trigger Requirements” applies when no Relevant Entity has credit ratings at least equal to the Second Trigger Required Ratings.

“Firm Offer” means an offer which, when made, was capable of becoming legally binding upon acceptance.

“Relevant Entity” means Party A and any guarantor under an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement.

C.
Ratings Event. Party A fails to comply with the downgrade provisions as set forth in Part 5(b)(iii), after giving effect to all grace or cure periods therein, and (i) at least one Eligible Replacement has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a transfer to be made in accordance with Part 5(f)(ii) below and/or (ii) at least one entity with the Hedge Counterparty Ratings Requirement has made a Firm Offer (which remains capable of becoming legally binding upon acceptance by the offeree) to provide an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement.

11.	The following Additional Termination Events will apply, in each case with respect to Party B as the sole Affected Party (unless otherwise provided below):

A.
Party B or the Trust Fund (as defined in the Pooling and Servicing Agreement, dated as of May 1, 2007, among HSI Asset Securitization Corporation, a Delaware corporation, as depositor, Wells Fargo Bank, N.A., as master servicer, securities administrator (the “Securities Administrator”) and custodian and trustee of the supplemental interest trust, OfficeTiger Global Real Estate Services Inc., as credit risk manager, and Deutsche Bank National Trust Company, as trustee of the Trust (the “Pooling and Servicing Agreement”)) is terminated.

B.
The Pooling and Servicing Agreement is amended or modified without the prior written consent of Party A where such consent is required under the terms of the Pooling and Servicing Agreement, or such amendment or modification has a materially adverse effect on Party A; provided, however, that it shall not be an Additional Termination Event where such amendment or modification involves the appointment of any successor trustee or servicer pursuant to the terms of the Pooling and Servicing Agreement.

4

C.	The Certificate Principal Balances of the rated Certificates are reduced to zero.

D.
Notice of the Master Servicer’s intention to exercise its option to purchase the Mortgage Loans pursuant to Section 11.01 of the Pooling and Servicing Agreement is given by the Securities Administrator pursuant to Section 11.02 of the Pooling and Servicing Agreement; provided that the Early Termination Date may not be earlier than the date on which the Certificates are redeemed pursuant to Section 11.02 of the Pooling and Servicing Agreement.

Notwithstanding anything in Section 6 of this Agreement to the contrary, any amounts due as result of the occurrence of an Additional Termination Event described in Part 1(k)(i) and Part 1(k)(iv) of this Schedule may be calculated prior to the Early Termination Date and shall be payable on the Early Termination Date.

5

Part 2

Representations.

Payer Tax Representations. For the purpose of Section 3(e) of this Agreement, Party A and Party B will make the following representations: None.

12.
Gross Up. Section 2(d)(i)(4) shall not apply to Party B as X, and Section 2(d)(ii) shall not apply to Party B as Y, in each case such that Party B shall not be required to pay any additional amounts referred to therein.

13.	Indemnifiable Tax. The definition of “Indemnifiable Tax” in Section 14 is deleted in its entirety and replaced with the following:

“Indemnifiable Tax” means, in relation to payments by Party A, any Tax and, in relation to payments by Party B, no Tax.

14.	Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the representations specified below, if any:

A.	Party A makes the following representation(s):

(1)	It is a resident of The Netherlands for the purpose of the application of the existing tax treaties between The Netherlands and those countries where offices of Party B are located.

(2)
With respect to its non-U.S. branches, it is fully eligible for the benefits of the “Business Profits” or “Industrial and Commercial Profits” provision, as the case may be, the “Interest” provision or the “Other Income” provision (if any) of the Specified Treaty with respect to any payment described in such provisions and received or to be received by it in connection with this Agreement and no such payment is attributable to a trade or business carried on by it through a permanent establishment in the Specified Jurisdiction. With respect to Party A, Specified Treaty means the income tax treaty between the United States and The Netherlands; Specified Jurisdiction means the United States.

(3)
With respect to its U.S. branches, each payment received or to be received by it in connection with this Agreement will be effectively connected with its conduct of a trade or business in the United States.

B.	Party B makes the following representation(s):

None.

6

Part 3

Agreement to Deliver Documents.

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

Tax forms, documents or certificates to be delivered are:—

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered
Party A and Party B	Subject to Section 4(a)(iii), any document required or reasonably requested to allow the other party to make payments under this Agreement without any deduction or withholding on account of any Tax.	(i) promptly upon reasonable demand by Party B and (ii) promptly upon learning that any such Form previously provided by Party A has become obsolete or incorrect.
15.	Other documents to be delivered are:—

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered	Covered by §3(d) Representation

Party B
Certified copy of the Board of Directors resolution (or equivalent authorizing documentation) which sets forth the authority of each signatory to this Agreement and each Credit Support Document (if any) signing on its behalf and the authority of such party to enter into Transactions contemplated and performance of its obligations hereunder.
		Concurrently with the execution and delivery of this Agreement.	Yes

7

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered	Covered by §3(d) Representation

Party A and Party B
Incumbency Certificate (or, if available the current authorized signature book or equivalent authorizing documentation) specifying the names, titles, authority and specimen signatures of the persons authorized to execute this Agreement which sets forth the specimen signatures of each signatory to this Agreement, each Confirmation and each Credit Support Document (if any) signing on its behalf.
		Concurrently with the execution and delivery of this Agreement unless previously delivered and still in full force and effect.	Yes

Party A and B	An executed copy of the Disclosure Agreement relating to the Prospectus Supplement (as defined in the Pooling and Servicing Agreement).	On the date of such Prospectus Supplement.	Yes

Party A and B
An opinion of counsel to such party reasonably satisfactory in form and substance to the other party, and, in the case of Party B, opinions of counsel relating to the Pooling and Servicing Agreement and other deal documents reasonably satisfactory in form and substance to Party A.
		Concurrently with the execution and delivery of the Confirmation unless previously delivered and still in full force and effect.	No

Party A	A copy of the guaranty provided by the Credit Support Provider, if applicable.	Concurrently with the execution and delivery of the Confirmation unless previously delivered and still in full force and effect.	Yes

8

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered	Covered by §3(d) Representation
Party A	An opinion of counsel to such party relating to the enforceability of the guaranty reasonably satisfactory in form and substance to Party B, if applicable.	Concurrently with the execution and delivery of the Confirmation unless previously delivered and still in full force and effect.	No
Party B	An executed copy of the Pooling and Servicing Agreement and other deal documents related to this Transaction.	Within 30 days after the date of this Agreement.	No
Party B
Each material amendment, supplement or waiver of the Pooling and Servicing Agreement, as proposed from time to time, or any other amendment or modification of the Pooling and Servicing Agreement that requires the written consent of Party A under the terms of the Pooling and Servicing Agreement.
		Promptly upon learning of any proposed amendment, supplement or waiver.	No

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Part 4.

Miscellaneous.

Addresses for Notices. For the purposes of Section 12(a) of this Agreement:

A.	Addresses for notices or communications to Party A:

(1)	For all purposes under this Agreement:

ABN AMRO Bank N.V., Chicago Branch
Global Documentation Unit
540 W. Madison Street, 22nd Floor
Chicago, IL 60661
Attention:	Treasury Documentation
Telephone:	312-904-5214
Facsimile:	312-904-0392

(2)	With a copy to the Office through which Party A is acting for the purposes of the relevant Transactions:

ABN AMRO Bank N.V., Amsterdam Head Office
P.O. Box 283
1000 AE Amsterdam
The Netherlands
Attention:	Operations Derivatives Markets

Forex Options
Telephone:	31-20-6292654
Facsimile:	31-20-6284832

Swaps
Telephone:	31-20-6284448
Facsimile:	31-20-6281679

Interest Related Products
Telephone	31-20-3831226
Facsimile:	31-20-6282462

Credit Derivatives
Telephone:	31-20-3831230
Facsimile:	31-20-3832299

Telex:	16021 Answerback: ABAM NL
Electronic Messaging System Details: Swift ABNA NL 2A

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ABN AMRO Bank N.V., Chicago Branch
540 West Madison Avenue, Suite 2132
Chicago, IL 60661
Attention:	Treasury Operations
Telephone:	312-992-5816
Facsimile:	312-855-5852

Electronic Messaging System Details: ABNA US 33a XXX

ABN AMRO Bank N.V., London Branch
199 Bishopsgate,
London EC2M 3XW,
United Kingdom
Attention:	Fixed Income Derivatives Documentation
Telex:	887366 Answerback: ABNALN G
Telephone:	44 20 7678 3311
Facsimile:	44 20 7857 9428

Electronic Messaging System Details: Swift ABNA GB 2L

B.	Addresses for notices or communications to Party B:

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045 USA
Attention: Client Manager - HASCO 2007-NC1
Telephone:	410-884-2000
Facsimile:	410-715-2380

16. Process Agent. For the purposes of Section 13(c) of this Agreement:

Party A appoints as its Process Agent: Not applicable

Party B appoints as its Process Agent: Not applicable.

17. Offices. The provisions of Section 10(a) will not apply to this Agreement.

18. Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is a Multibranch Party and may act through the following Offices: Amsterdam, Chicago and London.

Party B is not a Multibranch Party.

19. Calculation Agent. The Calculation Agent is Party A.

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20.
Credit Support Document. Credit Support Document means the credit support annex entered into between Party A and Party B in relation to this Agreement, and with respect to Party A, any Eligible Guarantee, if applicable.

21.
Credit Support Provider. Credit Support Provider means in relation to Party A, (1) Party A in its capacity as a party to the Credit Support Document and (2) the guarantor under any Eligible Guarantee, and in relation to Party B, Party B in its capacity as a party to the Credit Support Document.

22.
Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

23.	Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply to all Transactions (in each case starting from the date of this Agreement).

24.	“Affiliate” will have the meaning specified in Section 14 of this Agreement, provided that Party B shall be deemed to have no Affiliates.

25.	Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word “non-”: and (ii) deleting the final paragraph thereof.

26.
Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document. Each party certifies (i) that no representative, agent or attorney of the other party or any Credit Support Provider has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement and provide for any Credit Support Document, as applicable, by, among other things, the mutual waivers and certifications in this Section.

27.
Consent to Recording. Each party consents to the recording of the telephone conversations of trading and marketing personnel of the parties and their Affiliates in connection with this Agreement or any potential transaction.

28.
Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be illegal, invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the illegal, invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement.

29.
Single Agreement. Section 1(c) shall be amended by adding the words “, the credit support annex entered into between Party A and Party B in relation to this Agreement” after the words “Master Agreement;” provided, that Section 5(a)(ii) shall not apply to the Credit Support Document.

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30.
Local Business Day. The definition of Local Business Day in Section 14 of this Agreement shall be amended by the addition of the words “or any Credit Support Document” after “Section 2(a)(i)” and the addition of the words “or Credit Support Document” after “Confirmation.”

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Part 5.
Other Provisions.

Definitions.

This Agreement, including each Confirmation and each Swap Transaction, is subject to the 2000 ISDA Definitions, as amended, supplemented, updated, and superseded from time to time (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”) and will be governed in all respects by the Definitions (except that references to “Swap Transactions” shall be deemed to be references to “Transactions”). The Definitions are incorporated by reference in, and made part of, this Agreement and each Confirmation as if set forth in full in this Agreement and such Confirmations. In the event of any inconsistency between the provisions of this Agreement and the Definitions, this Agreement will prevail (and, in the event of any inconsistency between any Confirmation and the Definitions, the Confirmation will control). Any reference in a Confirmation to any Definitions which are amended or supplemented in this Schedule shall be deemed to be a reference to such Definitions as so amended or supplemented, unless the Confirmation states, by specific reference to any such amendment or supplement, that such amendment or supplement will not apply in respect of the Transaction to which such Confirmation relates.

31.	Downgrade Provisions.

A.
Second Trigger Failure Condition. So long as the Second Rating Trigger Requirements apply, Party A shall, at its own expense use commercially reasonable efforts, as soon as reasonably practicable, to either (i) furnish an Eligible Guarantee of Party A’s obligations under this Agreement from a guarantor that maintains the First Trigger Required Ratings and/or the Second Trigger Required Ratings or (ii) obtain an Eligible Replacement pursuant to Part 5(f) below that assumes the obligations of Party A under this Agreement (through a novation or other assignment and assumption agreement in form and substance reasonably satisfactory to Party B) or replaces the outstanding Transactions hereunder with transactions on identical terms, except that Party A shall be replaced as counterparty.

B.
Collateralization Event. It shall be a collateralization event (“Collateralization Event”) if (A) the unsecured, short-term debt obligations of the Relevant Entity (if it is a Financial Institution) are rated “A-2” by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) (or, if the unsecured, short-term debt obligations of the Relevant Entity are not rated by S&P, the unsecured, long-term senior debt obligations of such Relevant Entity are rated at least “BBB+”, “A-” or “A” by S&P) or (B) the unsecured, long-term senior debt obligations or financial strength ratings of the Relevant Entity are rated below “A” by Fitch, Inc. (“Fitch”). For the avoidance of doubt, the parties hereby acknowledge and agree that notwithstanding the occurrence of a Collateralization Event, this Agreement and each Transaction hereunder shall continue to be a Swap Agreement for purposes of the Pooling and Servicing Agreement. Within 30 calendar days (or, in the case of a failure to meet the requirements of clause (A), within 10 Business Days) from the date a Collateralization Event has occurred and so long as such Collateralization Event is continuing, Party A shall, at its sole expense, either (i) post collateral in an amount required to be posted pursuant to terms of the Credit Support Document (such amount which is the greater of amounts required to be posted by Moody’s, S&P and Fitch), (ii) upon satisfaction of the Rating Agency Condition, furnish an Eligible Guarantee of Party A’s obligations under this Agreement from a guarantor that satisfies the Hedge Counterparty Ratings Requirement or (iii) obtain an Eligible Replacement that (x) upon satisfaction of the Rating Agency Condition (as defined below), assumes the obligations of Party A under this Agreement (through an assignment and assumption agreement in form and substance reasonably satisfactory to Party B) or (y) having provided prior written notice to S&P and Fitch, replaces the outstanding Transactions hereunder with transactions on identical terms, except that Party A shall be replaced as counterparty; provided that such Eligible Replacement, as of the date of such assumption or replacement, will not, as a result thereof, be required to withhold or deduct on account of tax under the Agreement or the new Transactions, as applicable, and such assumption or replacement will not lead to a Termination Event or Event of Default occurring under the Agreement or new Transactions, as applicable. A Collateralization Event based on the ratings of S&P cannot occur with respect to Party A if it is not a Financial Institution.

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“Rating Agency Condition” shall mean first receiving prior written confirmation from S&P and Fitch that their then-current ratings of the rated Certificates will not be downgraded or withdrawn by such Rating Agency.

C.
Ratings Event. It shall be a ratings event (“Ratings Event”) if at any time after the date hereof, the Relevant Entity shall fail to satisfy the Hedge Counterparty Ratings Threshold or the Relevant Entity is no longer rated by S&P. Within 30 calendar days (or, in the case of a failure to meet the requirements of subparagraph (a) of the definition of “Hedge Counterparty Ratings Threshold”, within 60 calendar days) from the date a Ratings Event has occurred and so long as such Ratings Event is continuing, Party A shall, at its sole expense, (i) obtain an Eligible Replacement that (x) upon satisfaction of the Rating Agency Condition, assumes the obligations of Party A under this Agreement (through an assignment and assumption agreement in form and substance reasonably satisfactory to Party B) or (y) having provided prior written notice to S&P and Fitch, replaces the outstanding Transactions hereunder with transactions on identical terms, except that Party A shall be replaced as counterparty; provided that such Eligible Replacement, as of the date of such assumption or replacement, will not, as a result thereof, be required to withhold or deduct on account of tax under the Agreement or the new Transactions, as applicable, and such assumption or replacement will not lead to a Termination Event or Event of Default occurring under the Agreement or new Transactions, as applicable, or (ii) upon satisfaction of the Rating Agency Condition, furnish an Eligible Guarantee of Party A’s obligations under this Agreement from a guarantor that satisfies the Hedge Counterparty Ratings Requirement and (iii) upon the occurrence of a Ratings Event, Party A shall, within 10 Business Days of the date on which such Ratings Event occurred, post collateral in an amount required to be posted pursuant to terms of the Credit Support Document (such amount which is the greater of amounts required to be posted by Moody’s, S&P and Fitch).

D.	Downgrade Definitions.

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1.
“Eligible Guarantee” means an unconditional and irrevocable guarantee that is provided by a guarantor as principal debtor rather than surety and is directly enforceable by Party B, where either (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to Party B under such guarantee will be subject to withholding for Tax or (B) such guarantee provides that, in the event that any of such guarantor’s payments to Party B are subject to withholding for Tax, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any withholding tax) will equal the full amount Party B would have received had no such withholding been required.

2.
“Eligible Replacement” means a Transferee (as defined in Part 5(f)(ii) herein) (i) (A) with the First Trigger Required Ratings and/or the Second Trigger Required Ratings or (B) whose present and future obligations owing to Party B are guaranteed pursuant to an Eligible Guarantee provided by a guarantor with the First Trigger Required Ratings and/or the Second Trigger Required Ratings and (ii) with the ratings specified in the definition of Hedge Counterparty Ratings Requirement below; provided that no entity shall be an Eligible Replacement unless (A) a legal opinion is given by a law firm confirming that none of such entity’s payments to Party B under this Agreement or its replacement (as applicable) will be subject to deduction or withholding for Tax or (B) in the event that any of such entity’s payments to Party B are subject to withholding for Tax, such Eligible Replacement is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any withholding tax) will equal the full amount Party B would have received had no such withholding been required.

3.	“Financial Institution” means any bank, broker-dealer, insurance company, structured investment vehicle or derivatives products counterparty.

4.
“First Trigger Required Ratings” means with respect to an entity, either (i) where the entity is the subject of a Moody’s Short-term Rating, such entity’s Moody’s Short-term Rating is “Prime-1” and the entity’s long-term, unsecured and unsubordinated debt or counterparty obligations are rated “A2” or above by Moody’s or (ii) where the entity is not the subject of a Moody’s Short-term Rating, its long-term, unsecured and unsubordinated debt or counterparty obligations are rated “A1” or above by Moody’s.

5.
“Hedge Counterparty Ratings Threshold” means, with respect to S&P, (a) either (i) if the Relevant Entity is not a Financial Institution, the unsecured, short-term debt obligations of the Relevant Entity are rated at least “A-1” by S&P (or, if the unsecured, short-term debt obligations of the Relevant Entity are not rated by S&P, the unsecured, long-term debt obligations of the Relevant Entity are rated at least “A+” by S&P) or (ii) if the Relevant Entity is a Financial Institution, the unsecured, short-term debt obligations of the Relevant Entity are rated at least “A-2” by S&P (or, if the unsecured, short-term debt obligations of the Relevant Entity are not rated by S&P, the unsecured, long-term debt obligations of the Relevant Entity are rated at least “BBB+” by S&P), and with respect to Fitch, (b) either (i) the unsecured, senior debt obligations or financial strength ratings of the Relevant Entity, are rated at least “BBB+” by Fitch or (ii) the unsecured, short-term debt obligations (if any) of the Relevant Entity, are rated at least “F2” by Fitch. For the avoidance of all doubts, the parties hereby acknowledge and agree that notwithstanding the occurrence of a Ratings Event, this Agreement and each Transaction hereunder shall continue to be a Swap Agreement for purposes of the Pooling and Servicing Agreement.

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6.
“Hedge Counterparty Ratings Requirement” means (a) either (i) if the Substitute Relevant Entity is not a Financial Institution, the unsecured, short-term debt obligations of the Substitute Relevant Entity are rated at least “A-1” by S&P (or, if the unsecured, short-term debt obligations of the Substitute Relevant Entity are not rated by S&P, the unsecured, long-term debt obligations of the Substitute Relevant Entity are rated at least “A+” by S&P) or (ii) if the Substitute Relevant Entity is a Financial Institution, the unsecured, short-term debt obligations of the Substitute Relevant Entity are rated at least “A-2” by S&P (or, if the unsecured, short-term debt obligations of the Substitute Relevant Entity are not rated by S&P, the unsecured, long-term debt obligations of the Substitute Relevant Entity are rated at least “BBB+” by S&P) and (b) either (i) the unsecured, long-term senior debt obligations of the Substitute Relevant Entity are rated at least “A” by Fitch or (ii) the unsecured, short-term debt obligations of the Substitute Relevant Entity are rated at least “F1” by Fitch. For the purpose of this definition, no direct or indirect recourse against one or more shareholders of the substitute counterparty (or against any Person in control of, or controlled by, or under common control with, any such shareholder) shall be deemed to constitute a guarantee, security or support of the obligations of the substitute counterparty.

7.	“Moody’s” means Moody's Investors Service, Inc.

8.	“Moody’s Short-term Rating” means a rating assigned by Moody’s under its short-term rating scale in respect of an entity’s short-term, unsecured and unsubordinated debt obligations.

9.	A “Second Trigger Failure Condition” occurs at any time no Relevant Entity maintains the Second Trigger Required Ratings.

10.
“Second Trigger Required Ratings” means with respect to an entity (A) either where the entity is the subject of a Moody’s Short-term Rating, such entity’s Moody’s Short-term Rating is “Prime-2” or above and its long-term, unsecured and unsubordinated debt or counterparty obligations are rated “A3” or above by Moody’s, and (B) where such entity is not the subject of a Moody’s Short-term Rating, if the entity’s long-term, unsecured and unsubordinated debt or counterparty obligations are rated “A3” or above by Moody’s.

11.
“Substitute Relevant Entity” means , as the context requires, either (a) any entity that is a Credit Support Provider for Party A or (b) any entity that is a Transferee under this Agreement or such Transferee’s Credit Support Provider.

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32.	Additional Representations.

Section 3(a) of this Agreement is hereby amended to include the following additional representations after paragraph 3(a)(v):

A.	Eligible Contract Participant. It is an “eligible contract participant” as defined in the U.S. Commodity Exchange Act.

B.	Individual Negotiation. This Agreement and each Transaction hereunder is subject to individual negotiation by the parties.

C.
Relationship between Party A and Party B. Each of Party A and Party B will be deemed to represent to the other on the date on which it enters into a Transaction or an amendment thereof that (absent a written agreement between Party A and Party B that expressly imposes affirmative obligations to the contrary for that Transaction):

1.
Principal. Party A is acting as principal and not as agent when entering into this Agreement and each Transaction. Party B is acting not in its individual capacity but solely as trustee on behalf of the Supplemental Interest Trust, HSI Asset Securitization Corporation Trust 2007-NC1 Mortgage Pass-Through Certificates, Series 2007-NC1.

2.
Non-Reliance. Party A is acting for its own account and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. Party B is acting not in its individual capacity but solely as trustee on behalf of the Supplemental Interest Trust, Supplemental Interest Trust, HSI Asset Securitization Corporation Trust 2007-NC1 Mortgage Pass-Through Certificates, Series 2007-NC1. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

3.
Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Agreement and each Transaction hereunder. It is also capable of assuming, and assumes, all financial and other risks of this Agreement and each Transaction hereunder.

4.	Status of Parties. The other party is not acting as a fiduciary or an advisor for it in respect of that Transaction.

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33.	Section 4 is hereby amended by adding the following new agreement:

Actions Affecting Representations. Party B agrees not to take any action during the term of this Agreement or any Transaction hereunder that renders or could render any of the representations and warranties in this Agreement untrue, incorrect, or incomplete, and if any event or condition occurs that renders or could render any such representation untrue, incorrect, or incomplete, Party B will immediately give written notice thereof to Party A.

34.
Section 1(c). For purposes of Section 1(c) of the Agreement, the Transaction evidenced by Confirmation with Reference ID: 6394004, dated June 5, 2007, between Party A and Party B, as amended from time to time, shall be the sole Transaction under the Agreement.

35.	Transfer.

A.
Section 7 of this Agreement shall not apply to Party A and, subject to Section 6(b)(ii) (provided that to the extent Party A makes a transfer pursuant to Section 6(b)(ii) it will provide a prior written notice to the Rating Agencies of such transfer) and Part 5(f)(ii) below, Party A may not transfer (whether by way of security or otherwise) any interest or obligation in or under this Agreement without first satisfying the Rating Agency Condition and without the prior written consent of Party B, except that Party A may make such transfer pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement).

B.
Subject to Part 5(o) below, Party A may (at its own cost) transfer all or substantially all of its rights and obligations with respect to this Agreement to any other entity (a “Transferee”) that is an Eligible Replacement through a novation or other assignment and assumption agreement or similar agreement in form and substance reasonably satisfactory to Party B; provided that (A) Party B shall determine in its sole discretion, acting in a commercially reasonable manner, whether or not a transfer relates to all or substantially all of Party A’s rights and obligations under this Agreement, (B) as of the date of such transfer the Transferee will not be required to withhold or deduct on account of a Tax from any payments under this Agreement unless the Transferee will be required to make payments of additional amounts pursuant to Section 2(d)(i)(4) of this Agreement in respect of such Tax, (C) a Termination Event or Event of Default does not occur under this Agreement as a result of such transfer and (D) Party A receives confirmation from each Rating Agency (other than Moody’s) that transfer to the Transferee does not violate the Rating Agency Condition. Following such transfer, all references to Party A shall be deemed to be references to the Transferee.

C.
If an entity has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a transfer to be made in accordance with Part 5(f)(ii) above, Party B shall (at Party A’s cost) at Party A’s written request, take any reasonable steps required to be taken by it to effect such transfer.

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D.
Except as specified otherwise in the documentation evidencing a transfer, a transfer of all the obligations of Party A made in compliance with this Part 5(f) will constitute an acceptance and assumption of such obligations (and any related interests so transferred) by the Transferee, a novation of the transferee in place of Party A with respect to such obligations (and any related interests so transferred), and a release and discharge by Party B of Party A from, and an agreement by Party B not to make any claim for payment, liability, or otherwise against Party A with respect to, such obligations from and after the effective date of the transfer.

36.
Trustee Capacity. It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by Wells Fargo Bank, N.A. not individually or personally but solely as trustee of the Supplemental Interest Trust, HSI Asset Securitization Corporation Trust 2007-NC1 Mortgage Pass-Through Certificates, Series 2007-NC1, in the exercise of the powers and authority conferred upon and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Supplemental Interest Trust is made and intended not as a personal representation, undertaking or agreement by Wells Fargo Bank, N.A. but is made and intended for the purpose of binding only the Supplemental Interest Trust, (iii) nothing herein contained shall be construed as creating any liability on the part of Wells Fargo Bank, N.A., individually or personally, to perform any covenant either express or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall Wells Fargo Bank, N.A. be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Supplemental Interest Trust under this Agreement.

37.
Proceedings. Without impairing any right afforded to it under the Pooling and Servicing Agreement as a third party beneficiary, Party A shall not institute against or cause any other person to institute against, or join any other person in instituting against the HSI Asset Securitization Corporation Trust 2007-NC1 Trust Fund any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day following indefeasible payment in full of the Certificates. Nothing shall preclude, or be deemed to stop, Party A (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect, in (A) any case or proceeding voluntarily filed or commenced by Party B or (B) any involuntary insolvency proceeding filed or commenced by a Person other than Party A, or (ii) from commencing against Party B or any of the Collateral any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding.

38.
Amendments to Events of Default. The “Failure to Pay or Deliver” provision in Section 5(a)(i) of the Agreement is hereby amended by deleting the word “third” in the third line thereof and inserting the word “first” in place thereof.

39.
Change of Account. Section 2(b) of this Agreement is hereby amended by the addition of the words “to another account in the same legal and tax jurisdiction as the original account” following the word “delivery” in the first line thereof.

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40.	Pooling and Servicing Agreement.

A.
Capitalized terms used in this Agreement that are not defined herein and are defined in the Pooling and Servicing Agreement shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

B.	Party B will provide at least ten days’ prior written notice to Party A of any proposed amendment or modification to the Pooling and Servicing Agreement.

41.	No Set-off.

A.
All payments under this Agreement shall be made without set-off or counterclaim, except as expressly provided for in Section 2(c), Section 6 or Part 5(q)(vi) below and paragraphs 8(a) and 8(b) of the Credit Support Document.

B.
Section 6(e) shall be amended by the deletion of the following sentence: “The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.”

42.
Notice of Certain Events or Circumstances. Each party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other party notice of such event or condition (or, in lieu of giving notice of such event or condition in the case of an event or condition that with the giving of notice or passage of time or both would constitute an Event of Default or Termination Event with respect to the party, to cause such event or condition to cease to exist before becoming an Event of Default or Termination Event); provided that failure to provide notice of such event or condition pursuant to this Part 5(m) shall not constitute an Event of Default or a Termination Event. Each party agrees to provide to the other party any other notice reasonably expected to be provided to facilitate compliance with the terms of this Agreement and the Credit Support Document.

43.
Regarding Party A. Party B acknowledges and agrees that Party A has had and will have no involvement in and, accordingly Party A accepts no responsibility for: (i) the establishment, structure, or choice of assets of Party B; (ii) the selection of any person performing services for or acting on behalf of Party B; (iii) the selection of Party A as the Counterparty; (iv) the terms of the Certificates; (v) other than as provided in the Disclosure Agreement, the preparation of or passing on the disclosure and other information contained in any offering circular or offering document for the Certificates, the Pooling and Servicing Agreement, or any other agreements or documents used by Party B or any other party in connection with the marketing and sale of the Certificates; (vi) the ongoing operations and administration of Party B, including the furnishing of any information to Party B which is not specifically required under this Agreement or the Disclosure Agreement; or (vii) any other aspect of Party B’s existence.

44.
Amendments. This Agreement will not be amended unless the Rating Agency Condition is satisfied. Notwithstanding any other provision of this Agreement, this Agreement shall not be amended, no Early Termination Date shall be effectively designated by Party B, and no transfer of any rights or obligations under this Agreement shall be made unless each Rating Agency has been given prior written notice of such amendment, designation or transfer.

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45.
Non-Petition and Limited Recourse. The liability of Party B under this Agreement is limited in recourse to the assets of the Trust Fund, and to distributions of interest proceeds and principal proceeds thereon applied in accordance with the terms of the Pooling and Servicing Agreement. Upon application of and exhaustion of all of the assets of the Trust Fund (and proceeds thereof) in accordance with the Pooling and Servicing Agreement, Party A shall not be entitled to take any further steps against Party B to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished. Notwithstanding the foregoing or anything herein to the contrary, Party A shall not be precluded from declaring an Event of Default or from exercising any other right or remedy as set forth in this Agreement or the Pooling and Servicing Agreement.

46.
Calculations. Notwithstanding Section 6 of this Agreement, so long as Party A is (A) the sole Affected Party in respect of an Additional Termination Event or a Tax Event Upon Merger or (B) the Defaulting Party in respect of any Event of Default, paragraphs (i) to (vi) below shall apply:

A.	The definition of “Market Quotation” shall be deleted in its entirety and replaced with the following:

“Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included and (4) made in respect of a Replacement Transaction with terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions).

B.	The definition of“Settlement Amount” shall be deleted in its entirety and replaced with the following:

“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to the Termination Currency Equivalent of the amount (whether positive or negative) of any Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions that is accepted by Party B so as to become legally binding; provided that:

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1.
If, on the day falling ten Local Business Days after the day on which the Early Termination Date is designated or such later day as Party B may specify in writing to Party A (but in either case no later than the Early Termination Date) (such day the “Latest Settlement Amount Determination Day”), no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, the lowest negative number shall equal the largest absolute value such that, for example, negative 3 shall be lower than negative 2); or

2.
If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal Party B’s Loss (whether positive or negative and without reference to any Unpaid amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

C.
For the purpose of clause (4) of the definition of Market Quotation, Party B shall determine in its sole discretion, acting in a commercially reasonable manner, whether a Firm Offer is made in respect of a Replacement Transaction with commercial terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions); provided, however, that notwithstanding the provisions of this Part 5(r), nothing in this Agreement shall preclude Party A from obtaining Market Quotations.

D.
At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations remain capable of becoming legally binding upon acceptance, Party B shall be entitled to accept only the lowest of such Market Quotations.

E.	If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

F.	If the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement shall be deleted in its entirety and replaced with the following:

Second Method and Market Quotation. If Second Method and Market Quotation apply, (1) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (3) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided that, (i) the amounts payable under (2) and (3) shall be subject to netting in accordance with Section 2(c) of this Agreement and (ii) notwithstanding any other provision of this Agreement, any amount payable by Party A under (3) shall not be netted-off against any amount payable by Party B under (1).

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[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this document by their duly authorized officers with effect from the date specified on the first page hereof.

ABN AMRO BANK N.V.	SUPPLEMENTAL INTEREST TRUST, HSI ASSET SECURITIZATION CORPORATION TRUST 2007-NC1 MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-NC1
(Name of Party)	(Name of Party)

By: Wells Fargo Bank, N.A., not in its individual capacity, but solely as trustee of the Supplemental Interest Trust

/s/ Frederick P Engler	/s/ Sandra Whalen
Name: Frederick P. Engler	Name: Sandra Whalen
Title: Regional Manager Documentation North America	Title: Vice President
Date: June 5, 2007	Date: June 5, 2007

/s/ Christopher Fain
Name: Christopher Fain
Title: Vice President
Date: June 5, 2007

(Bilateral Form)	(ISDA Agreements Subject to New York Law Only)

ISDA®

International Swaps and Derivatives Association, Inc.

CREDIT SUPPORT ANNEX

to the Schedule to the Master Agreement

dated as of June 5, 2007

between

ABN AMRO BANK N.V.	and	SUPPLEMENTAL INTEREST TRUST, HSI ASSET SECURITIZATION CORPORATION TRUST 2007-NC1 MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-NC1
(“Party A”)		(“Party B”)

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Accordingly, the parties agree as follows:

47. Interpretation

A. Definitions and Inconsistency. Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.

B. Secured Party and Pledgor. All references in this Annex to the “Secured Party” will be to either party when acting in that capacity and all corresponding references to the “Pledgor” will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.

48. Security Interest

Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.

49. Credit Support Obligations

A. Delivery Amount. Subject to Paragraphs 4 and 5, upon a demand made by the Secured Party on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the Pledgor’s Minimum Transfer Amount, then the Pledgor will Transfer to the Secured Party Eligible Credit Support having a Value as of the date of Transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the amount by which:

1. the Credit Support Amount

exceeds

2. the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.

B. Return Amount. Subject to Paragraphs 4 and 5, upon a demand made by the Pledgor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds the Secured Party’s Minimum Transfer Amount, then the Secured Party will Transfer to the Pledgor Posted Credit Support specified by the Pledgor in that demand having a Value as of the date of Transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the “Return Amount” applicable to the Secured Party for any Valuation Date will equal the amount by which:

1. the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party exceeds

2. the Credit Support Amount.

“Credit Support Amount” means, unless otherwise specified in Paragraph 13, for any Valuation Date (i) the Secured Party’s Exposure for that Valuation Date plus (ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) all Independent Amounts applicable to the Secured Party, if any, minus (iv) the Pledgor’s Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.

50. Conditions Precedent, Transfer Timing, Calculations and Substitutions

A. Conditions Precedent. Each Transfer obligation of the Pledgor under Paragraphs 3 and 5 and of the Secured Party under Paragraphs 3, 4(d)(ii), 5 and 6(d) is subject to the conditions precedent that:

1. no Event of Default, Potential Event of Default or Specified Condition has occurred and is continuing with respect to the other party; and

2. no Early Termination Date for which any unsatisfied payment obligations exist has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the other party.

B. Transfer Timing. Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter.

C. Calculations. All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or in the case of Paragraph 6(d), following the date of calculation).

Substitutions.

1. Unless otherwise specified in Paragraph 13, upon notice to the Secured Party specifying the items of Posted Credit Support to be exchanged, the Pledgor may, on any Local Business Day, Transfer to the Secured Party substitute Eligible Credit Support (the “Substitute Credit Support”); and

2. subject to Paragraph 4(a), the Secured Party will Transfer to the Pledgor the items of Posted Credit Support specified by the Pledgor in its notice not later than the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, unless otherwise specified in Paragraph 13 (the “Substitution Date”); provided, however, that the Secured Party will only be obligated to Transfer Posted Credit Support with a Value as of the date of Transfer of that Posted Credit Support equal to the Value as of that date of the Substitute Credit Support.

51. Dispute Resolution

If a party (a “Disputing Party”) disputes (I) the Valuation Agent’s calculation of a Delivery Amount or a Return Amount or (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then (1) the Disputing Party will notify the other party and the Valuation Agent (if the Valuation Agent is not the other party) not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (2) subject to Paragraph 4(a), the appropriate party will Transfer the undisputed amount to the other party not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (3) the parties will consult with each other in an attempt to resolve the dispute and (4) if they fail to resolve the dispute by the Resolution Time, then:

1. In the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 13, the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:

utilizing any calculations of Exposure for the Transactions (or Swap Transactions) that the parties have agreed are not in dispute;

calculating the Exposure for the Transactions (or Swap Transactions) in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction (or Swap Transaction), then fewer than four quotations may be used for that Transaction (or Swap Transaction); and if no quotations are available for a particular Transaction (or Swap Transaction), then the Valuation Agent’s original calculations will be used for that Transaction (or Swap Transaction); and

utilizing the procedures specified in Paragraph 13 for calculating the Value, if disputed, of Posted Credit Support.

2. In the case of a dispute involving the Value of any Transfer of Eligible Credit Support or Posted Credit Support, the Valuation Agent will recalculate the Value as of the date of Transfer pursuant to Paragraph 13.

Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) not later than the Notification Time on the Local Business Day following the Resolution Time. The appropriate party will, upon demand following that notice by the Valuation Agent or a resolution pursuant to (3) above and subject to Paragraphs 4(a) and 4(b), make the appropriate Transfer.

52. Holding and Using Posted Collateral

A. Care of Posted Collateral. Without limiting the Secured Party’s rights under Paragraph 6(c), the Secured Party will exercise reasonable care to assure the safe custody of all Posted Collateral to the extent required by applicable law, and in any event the Secured Party will be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property. Except as specified in the preceding sentence, the Secured Party will have no duty with respect to Posted Collateral, including, without limitation, any duty to collect any Distributions, or enforce or preserve any rights pertaining thereto.

B. Eligibility to Hold Posted Collateral; Custodians.

1. General. Subject to the satisfaction of any conditions specified in Paragraph 13 for holding Posted Collateral, the Secured Party will be entitled to hold Posted Collateral or to appoint an agent (a “Custodian”) to hold Posted Collateral for the Secured Party. Upon notice by the Secured Party to the Pledgor of the appointment of a Custodian, the Pledgor’s obligations to make any Transfer will be discharged by making the Transfer to that Custodian. The holding of Posted Collateral by a Custodian will be deemed to be the holding of that Posted Collateral by the Secured Party for which the Custodian is acting.

2. Failure to Satisfy Conditions. If the Secured Party or its Custodian fails to satisfy any conditions for holding Posted Collateral, then upon a demand made by the Pledgor, the Secured Party will, not later than five Local Business Days after the demand, Transfer or cause its Custodian to Transfer all Posted Collateral held by it to a Custodian that satisfies those conditions or to the Secured Party if it satisfies those conditions.

3. Liability. The Secured Party will be liable for the acts or omissions of its Custodian to the same extent that the Secured Party would be liable hereunder for its own acts or omissions.

C. Use of Posted Collateral. Unless otherwise specified in Paragraph 13 and without limiting the rights and obligations of the parties under Paragraphs 3, 4(d)(ii), 5, 6(d) and 8, if the Secured Party is not a Defaulting Party or an Affected Party with respect to a Specified Condition and no Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then the Secured Party will, notwithstanding Section 9-207 of the New York Uniform Commercial Code, have the right to:

1. sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Posted Collateral it holds, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor; and

2. register any Posted Collateral in the name of the Secured Party, its Custodian or a nominee for either.

For purposes of the obligation to Transfer Eligible Credit Support or Posted Credit Support pursuant to Paragraphs 3 and 5 and any rights or remedies authorized under this Agreement, the Secured Party will be deemed to continue to hold all Posted Collateral and to receive Distributions made thereon, regardless of whether the Secured Party has exercised any rights with respect to any Posted Collateral pursuant to (i) or (ii) above.

D. Distributions and Interest Amount.

1. Distributions. Subject to Paragraph 4(a), if the Secured Party receives or is deemed to receive Distributions on a Local Business Day, it will Transfer to the Pledgor not later than the following Local Business Day any Distributions it receives or is deemed to receive to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).

2. Interest Amount. Unless otherwise specified in Paragraph 13 and subject to Paragraph 4(a), in lieu of any interest, dividends or other amounts paid or deemed to have been paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor at the times specified in Paragraph 13 the Interest Amount to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose). The Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2.

53. Events of Default

For purposes of Section 5(a)(iii)(1) of this Agreement, an Event of Default will exist with respect to a party if:

1. that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Collateral, Posted Collateral or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after notice of that failure is given to that party;

2. that party fails to comply with any restriction or prohibition specified in this Annex with respect to any of the rights specified in Paragraph 6(c) and that failure continues for five Local Business Days after notice of that failure is given to that party; or

3. that party fails to comply with or perform any agreement or obligation other than those specified in Paragraphs 7(i) and 7(ii) and that failure continues for 30 days after notice of that failure is given to that party.

54. Certain Rights and Remedies

A. Secured Party’s Rights and Remedies. If at any time (1) an Event of Default or Specified Condition with respect to the Pledgor has occurred and is continuing or (2) an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Pledgor, then, unless the Pledgor has paid in full all of its Obligations that are then due, the Secured Party may exercise one or more of the following rights and remedies:

1. all rights and remedies available to a secured party under applicable law with respect to Posted Collateral held by the Secured Party;

2. any other rights and remedies available to the Secured Party under the terms of Other Posted Support, if any;

3. the right to Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

4. the right to liquidate any Posted Collateral held by the Secured Party through one or more public or private sales or other dispositions with such notice, if any, as may be required under applicable law, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor (with the Secured Party having the right to purchase any or all of the Posted Collateral to be sold) and to apply the proceeds (or the Cash equivalent thereof) from the liquidation of the Posted Collateral to any amounts payable by the Pledgor with respect to any Obligations in that order as the Secured Party may elect.

Each party acknowledges and agrees that Posted Collateral in the form of securities may decline speedily in value and is of a type customarily sold on a recognized market, and, accordingly, the Pledgor is not entitled to prior notice of any sale of that Posted Collateral by the Secured Party, except any notice that is required under applicable law and cannot be waived.

B. Pledgor’s Rights and Remedies. If at any time an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then (except in the case of an Early Termination Date relating to less than all Transactions (or Swap Transactions) where the Secured Party has paid in full all of its obligations that are then due under Section 6(e) of this Agreement):

1. the Pledgor may exercise all rights and remedies available to a pledgor under applicable law with respect to Posted Collateral held by the Secured Party;

2. the Pledgor may exercise any other rights and remedies available to the Pledgor under the terms of Other Posted Support, if any;

3. the Secured Party will be obligated immediately to Transfer all Posted Collateral and the Interest Amount to the Pledgor; and

4. to the extent that Posted Collateral or the Interest Amount is not so Transferred pursuant to (iii) above, the Pledgor may:

Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

to the extent that the Pledgor does not Set-off under (iv)(A) above, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining Posted Collateral held by the Secured Party, until that Posted Collateral is Transferred to the Pledgor.

C. Deficiencies and Excess Proceeds. The Secured Party will Transfer to the Pledgor any proceeds and Posted Credit Support remaining after liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b) after satisfaction in full of all amounts payable by the Pledgor with respect to any Obligations; the Pledgor in all events will remain liable for any amounts remaining unpaid after any liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b).

D. Final Returns. When no amounts are or thereafter may become payable by the Pledgor with respect to any Obligations (except for any potential liability under Section 2(d) of this Agreement), the Secured Party will Transfer to the Pledgor all Posted Credit Support and the Interest Amount, if any.

55. Representations

Each party represents to the other party (which representations will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that:

1. it has the power to grant a security interest in and lien on any Eligible Collateral it Transfers as the Pledgor and has taken all necessary actions to authorize the granting of that security interest and lien;

2. it is the sole owner of or otherwise has the right to Transfer all Eligible Collateral it Transfers to the Secured Party hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest and lien granted under Paragraph 2,

3. upon the Transfer of any Eligible Collateral to the Secured Party under the terms of this Annex, the Secured Party will have a valid and perfected first priority security interest therein (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Pledgor involved in the Transfer of that Eligible Collateral gives the notices and takes the action required of it under applicable law for perfection of that interest); and

4. the performance by it of its obligations under this Annex will not result in the creation of any security interest, lien or other encumbrance on any Posted Collateral other than the security interest and lien granted under Paragraph 2.

56. Expenses

A. General. Except as otherwise provided in Paragraphs 10(b) and 10(c), each party will pay its own costs and expenses in connection with performing its obligations under this Annex and neither party will be liable for any costs and expenses incurred by the other party in connection herewith.

B. Posted Credit Support. The Pledgor will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to Posted Credit Support held by the Secured Party upon becoming aware of the same, regardless of whether any portion of that Posted Credit Support is subsequently disposed of under Paragraph 6(c), except for those taxes, assessments and charges that result from the exercise of the Secured Party’s rights under Paragraph 6(c).

C. Liquidation/Application of Posted Credit Support. All reasonable costs and expenses incurred by or on behalf of the Secured Party or the Pledgor in connection with the liquidation and/or application of any Posted Credit Support under Paragraph 8 will be payable, on demand and pursuant to the Expenses Section of this Agreement, by the Defaulting Party or, if there is no Defaulting Party, equally by the parties.

57. Miscellaneous

A. Default Interest. A Secured Party that fails to make, when due, any Transfer of Posted Collateral or the Interest Amount will be obligated to pay the Pledgor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value of the items of property that were required to be Transferred, from (and including) the date that Posted Collateral or Interest Amount was required to be Transferred to (but excluding) the date of Transfer of that Posted Collateral or Interest Amount. This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

B. Further Assurances. Promptly following a demand made by a party, the other party will execute, deliver, file and record any financing statement, specific assignment or other document and take any other action that may be necessary or desirable and reasonably requested by that party to create, preserve, perfect or validate any security interest or lien granted under Paragraph 2, to enable that party to exercise or enforce its rights under this Annex with respect to Posted Credit Support or an Interest Amount or to effect or document a release of a security interest on Posted Collateral or an Interest Amount.

C. Further Protection. The Pledgor will promptly give notice to the Secured Party of, and defend against, any suit, action, proceeding or lien that involves Posted Credit Support Transferred by the Pledgor or that could adversely affect the security interest and lien granted by it under Paragraph 2, unless that suit, action, proceeding or lien results from the exercise of the Secured Party’s rights under Paragraph 6(c).

D. Good Faith and Commercially Reasonable Manner. Performance of all obligations under this Annex, including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.

E. Demands and Notices. All demands and notices made by a party under this Annex will be made as specified in the Notices Section of this Agreement, except as otherwise provided in Paragraph 13.

F. Specifications of Certain Matters. Anything referred to in this Annex as being specified in Paragraph 13 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.

58.  Definitions

As used in this Annex:

“Cash” means the lawful currency of the United States of America. “Credit Support Amount” has the meaning specified in Paragraph 3. “Custodian” has the meaning specified in Paragraphs 6(b)(i) and 13. “Delivery Amount” has the meaning specified in Paragraph 3(a). “Disputing Party” has the meaning specified in Paragraph 5.

“Distributions” means with respect to Posted Collateral other than Cash, all principal, interest and other payments and distributions of cash or other property with respect thereto, regardless of whether the Secured Party has disposed of that Posted Collateral under Paragraph 6(c). Distributions will not include any item of property acquired by the Secured Party upon any disposition or liquidation of Posted Collateral or, with respect to any Posted Collateral in the form of Cash, any distributions on that collateral, unless otherwise specified herein.

“Eligible Collateral” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

“Eligible Credit Support” means Eligible Collateral and Other Eligible Support.

“Exposure” means for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if all Transactions (or Swap Transactions) were being terminated as of the relevant Valuation Time; provided, however, that Market Quotation will be determined by the Valuation Agent using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of “Market Quotation”).

“Independent Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Interest Amount” means, with respect to an Interest Period, the aggregate sum of the amounts of interest calculated for each day in that Interest Period on the principal amount of Posted Collateral in the form of Cash held by the Secured Party on that day, determined by the Secured Party for each such day as follows:

(x) the amount of that Cash on that day; multiplied by

(y) the Interest Rate in effect for that day; divided by

(z) 360.

“Interest Period” means the period from (and including) the last Local Business Day on which an Interest Amount was Transferred (or, if no Interest Amount has yet been Transferred, the Local Business Day on which Posted Collateral in the form of Cash was Transferred to or received by the Secured Party) to (but excluding) the Local Business Day on which the current Interest Amount is to be Transferred.

“Interest Rate” means the rate specified in Paragraph 13.

“Local Business Day” unless otherwise specified in Paragraph 13, has the meaning specified in the Definitions Section of this Agreement, except that references to a payment in clause (b) thereof will be deemed to include a Transfer under this Annex.

“Minimum Transfer Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Notification Time” has the meaning specified in Paragraph 13.

“Obligations” means, with respect to a party, all present and future obligations of that party under this Agreement and any additional obligations specified for that party in Paragraph 13.

“Other Eligible Support” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

“Other Posted Support” means all Other Eligible Support Transferred to the Secured Party that remains in effect for the benefit of that Secured Party.

“Pledgor” means either party, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).

“Posted Collateral” means all Eligible Collateral, other property, Distributions, and all proceeds thereof that have been Transferred to or received by the Secured Party under this Annex and not Transferred to the Pledgor pursuant to Paragraph 3(b), 4(d)(ii) or 6(d)(i) or released by the Secured Party under Paragraph 8. Any Interest Amount or portion thereof not Transferred pursuant to Paragraph 6(d)(ii) will constitute Posted Collateral in the form of Cash.

“Posted Credit Support” means Posted Collateral and Other Posted Support.

“Recalculation Date” means the Valuation Date that gives rise to the dispute under Paragraph 5; provided, however, that if a subsequent Valuation Date occurs under Paragraph 3 prior to the resolution of the dispute, then the “Recalculation Date” means the most recent Valuation Date under Paragraph 3.

“Resolution Time” has the meaning specified in Paragraph 13.

“Return Amount” has the meaning specified in Paragraph 3(b).

“Secured Party” means either party, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support.

“Specified Condition” means, with respect to a party, any event specified as such for that party in Paragraph 13.

“Substitute Credit Support” has the meaning specified in Paragraph 4(d)(i).

“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

“Threshold” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Transfer” means, with respect to any Eligible Credit Support, Posted Credit Support or Interest Amount, and in accordance with the instructions of the Secured Party, Pledgor or Custodian, as applicable:

(i) in the case of Cash, payment or delivery by wire transfer into one or more bank accounts specified by the recipient;

(ii) in the case of certificated securities that cannot be paid or delivered by book-entry, payment or delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

(iii) in the case of securities that can be paid or delivered by book-entry, the giving of written instructions to the relevant depository institution or other entity specified by the recipient, together with a written copy thereof to the recipient, sufficient if complied with to result in a legally effective transfer of the relevant interest to the recipient; and

(iv) in the case of Other Eligible Support or Other Posted Support, as specified in Paragraph 13.

“Valuation Agent” has the meaning specified in Paragraph 13.

“Valuation Date” means each date specified in or otherwise determined pursuant to Paragraph 13.

“Valuation Percentage” means, for any item of Eligible Collateral, the percentage specified in Paragraph 13.

“Valuation time” has the meaning specified in Paragraph 13.

“Value” means for any Valuation Date or other date for which Value is calculated and subject to Paragraph 5 in the case of a dispute, with respect to:

(i) Eligible Collateral or Posted Collateral that is:

(A) Cash, the Amount thereof, and

(B) a security, the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any;

(ii) Posted Collateral that consists of items that are not specified as Eligible Collateral, zero; and

(iii) Other Eligible Support and Other Posted Support, as specified in Paragraph 13.

Elections and Variables
to the 1994 ISDA Credit Support Annex

dated as of

June 5, 2007

between

ABN AMRO BANK N.V.	and	SUPPLEMENTAL INTEREST TRUST, HSI ASSET SECURITIZATION CORPORATION TRUST 2007-NC1 MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-NC1
_______________________________________ (“Party A”)		_________________________________________ (“Party B”)

Paragraph 13.

59.	Security Interest for “Obligations”.

The term “Obligations” as used in this Annex includes the following additional obligations: None.

60.	Credit Support Obligations.

A.	Delivery Amount, Return Amount and Credit Support Amount.

1.
“Delivery Amount” has the meaning specified in Paragraph 3(a), except that the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” shall be deleted and replaced by the words “on each Valuation Date;” provided, that the Delivery Amount shall be calculated, with respect to collateral posting required by each Rating Agency, by using (i) such Rating Agency’s Valuation Percentages as provided below to determine Value and (ii) the Credit Support Amount related to such Rating Agency. The Delivery Amount shall be the greatest of such calculated amounts.

2.
“Return Amount” has the meaning specified in Paragraph 3(b); provided, that the Return Amount shall be calculated, with respect to collateral posting required by each Rating Agency, by using (i) such Rating Agency’s Valuation Percentages as provided below to determine Value and (ii) the Credit Support Amount related to such Rating Agency. The Return Amount shall be the least of such calculated amounts.

3.	“Credit Support Amount” has the meaning specified in Paragraph 13(j)(iv).

B.
Eligible Credit Support. The following Valuation Percentages[1] shall apply to Eligible Collateral with respect to Party A; provided, however, that all Eligible Collateral shall be denominated in United States Dollars.

Collateral	S&P Valuation Percentage (Collateralization Event)[2]	S&P Valuation Percentage (Ratings Event)[3]	Fitch Valuation Percentage	Moody’s First Trigger Valuation Percentage	Moody’s Second Trigger Valuation Percentage

Cash	100%	80%	100%	100%	100%

Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of not more than one year	98.0%	78.4%	97.5%	100%	100%

Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of more than one year but not more than ten years	92.6%	74.0%	86.3%	100%	94%

Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of more than ten years	83.9%	67.2%	86.7%	100%	87%

Fixed-rate U.S. Agency Debentures having a remaining maturity on such date of not more than one year	98.0%	78.4%	(4)	100%	99%

Fixed-rate U.S. Agency Debentures having a remaining maturity on such date of more than one year but not more than ten years	92.6%	74.0%	(5)	100%	93%

______________________
[1]	With respect to collateral types not listed below, such assets will be subject to review by each of S&P, Fitch and Moody’s.
[2]	With respect to S&P, Valuation Percentage to be used if any Collateralization Event is continuing based on ratings assigned by S&P to the Relevant Entity or Substitute Relevant Entity.
[3]	With respect to S&P, Valuation Percentage to be used if any Ratings Event is continuing based on ratings assigned by S&P to the Relevant Entity or Substitute Relevant Entity.
[4]	Subject to review by Fitch.
[5]	Subject to review by Fitch.

Fixed-rate U.S. Agency Debentures having a remaining maturity on such date of more than ten years	77.9%	62.3%	(6)	100%	86%

C.	Thresholds.

1.	“Independent Amount” means with respect to Party A: Zero

“Independent Amount” means with respect to Party B: Zero

2.
“Threshold” means with respect to Party A: infinity; provided that the Threshold with respect to Party A shall be zero for so long as: (i) no Relevant Entity has the First Trigger Required Ratings and either (a) no Relevant Entity has had the First Trigger Required Ratings since this Annex was executed or (b) at least 30 Local Business Days have elapsed since the last time a Relevant Entity had the First Trigger Required Ratings; (ii) a Collateralization Event is occurring and, with respect to the ratings assigned by Fitch, either (a) no Relevant Entity has met the Hedge Counterparty Ratings Requirement since this Annex was executed or (b) at least 30 calendar days have elapsed since the last time a Collateralization Event occurred (it being understood that with respect to a Collateralization Event occurring as a result of the ratings assigned by S&P, the Threshold shall be zero upon the occurrence of such Collateralization Event); or (iii) a Ratings Event is occurring.

“Threshold” means with respect to Party B: infinity.

3.
“Minimum Transfer Amount” means with respect to Party A: USD $100,000; provided, however, that if S&P is rating the Certificates and the aggregate Certificate Principal Balances of the rated Certificates falls below $50,000,000, then the Minimum Transfer Amount shall mean USD $50,000.

4.    “Minimum Transfer Amount” means with respect to Party B: USD $100,000 (or if the Posted Collateral is less than $100,000, the aggregate Value of Posted Collateral), provided, however, that if S&P is rating the Certificates and the aggregate Certificate Principal Balances of the rated Certificates falls below $50,000,000, then the Minimum Transfer Amount shall mean USD $50,000 (or if the Posted Collateral is less than $50,000, the aggregate Value of Posted Collateral).

5.
Rounding. The Delivery Amount will be rounded up to the nearest integral multiple of USD $10,000; provided, however, that if S&P is rating the Certificates, the Delivery Amount will be rounded up to the nearest integral multiple of $1,000. The Return Amount will be rounded down to the nearest integral multiple of USD $10,000; provided, however, that if S&P is rating the Certificates, the Return Amount will be rounded down to the nearest integral multiple of $1,000.

______________________
[6]	Subject to review by Fitch.

D.
“Exposure” has the meaning specified in Paragraph 12, except that (1) after the word “Agreement” the words “(assuming, for this purpose only, that Part 5(q) of the Schedule is deleted)” shall be inserted and (2) at the end of such definition, the words “with terms substantially the same as those of this Agreement.”

61.	Valuation and Timing.

A.	“Valuation Agent” means Party A in all circumstances.

B.	“Valuation Date” means the first Local Business Day in each week.

C.
“Valuation Time” means the close of business in the city of the Valuation Agent on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable, provided that the calculations of Value and Credit Support Amount will, as far as practicable, be made as of approximately the same time on the same date.

D.	“Notification Time” means 11:00 a.m., New York time, on a Local Business Day.

62.	Conditions Precedent and Secured Party’s Rights and Remedies. None.

63.	Substitution.

A.	“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

B.	Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d): Inapplicable.

64.	Dispute Resolution.

A.	“Resolution Time” means 1:00 p.m., New York time on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 5.

B.
Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), the Value of Eligible Credit Support or Posted Credit Support as of the relevant Valuation Date or date of Transfer will be calculated as follows:

1.
with respect to any Eligible Credit Support or Posted Credit Support comprising securities (“Securities”) the sum of (a)(x) the last bid price on such date for such Securities on the principal national securities exchange on which such Securities are listed, multiplied by the applicable Valuation Percentage; or (y) where any Securities are not listed on a national securities exchange, the bid price for such Securities quoted as at the close of business on such date by any principal market maker (which shall not be and shall be independent from the Valuation Agent) for such Securities chosen by the Valuation Agent, multiplied by the applicable Valuation Percentage; or (z) if no such bid price is listed or quoted for such date, the last bid price listed or quoted (as the case may be), as of the day next preceding such date on which such prices were available, multiplied by the applicable Valuation Percentage; plus (b) the accrued interest where applicable on such Securities (except to the extent that such interest shall have been paid to the Pledgor pursuant to Paragraph 5(c)(ii) or included in the applicable price) as of such date; and

2.	with respect to any Cash, the face amount thereof.

C.	Alternative. The provisions of Paragraph 5 will apply.

65.	Holding and Using Posted Collateral.

A.	Eligibility to Hold Posted Collateral; Custodians:

A Custodian will be entitled to hold Posted Collateral on behalf of Party B pursuant to Paragraph 6(b); provided that:

Posted Collateral may be held only in the following jurisdiction: United States.

The Custodian for Party B (A) is a commercial bank or trust company which is unaffiliated with Party B and organized under the laws of the United States or state thereof, having assets of at least $500 million and (i) a long term debt or a deposit rating of at least Baa2 from Moody’s, (ii) a short-term rating of at least A-1 from S&P (or, if the Custodian does not have a short-term debt rating from S&P, a long-term debt rating of at least A+ from S&P), or is the trustee of the supplemental interest trust, and (iii) a short term rating from Fitch of at least “F1” and (B) shall hold all Eligible Credit Support in an account segregated from the Swap Account and the Cap Account, as defined in the related Pooling and Servicing Agreement. Party B agrees to replace the Custodian within 60 calendar days if the Custodian fails to satisfy the criteria set forth above.

Initially, the Custodian for Cash and Securities for Party B is: Wells Fargo Bank, N.A., as trustee of the Supplemental Interest Trust, or any successor trustee thereto.

B.    Use of Posted Collateral. The provisions of Paragraph 6(c)(i) will not apply to Party B, but the provisions of Paragraph 6(c)(ii) will apply to Party B.

C.    Notice. If a party or its Custodian fails to meet the criteria for eligibility to hold (or, in the case of a party, to use) Posted Collateral set forth in this Paragraph 13(g), such party shall promptly notify the other party of such ineligibility.

66.	Distributions and Interest Amount.

A.
Interest Rate. The “Interest Rate” will be the federal funds overnight rate as published by the Board of Governors of the Federal Reserve System in H.15 (519) or its successor publication, or such other rate as the parties may agree from time to time.

B.
Transfer of Interest Amount. The transfer of the Interest Amount will be made on the second Local Business Day following the end of each calendar month and on any other Local Business Day on which Posted Collateral in the form of Cash is transferred to the Pledgor pursuant to Paragraph 3(b), in each case to the extent that a Delivery Amount would not be created or increased by that transfer, provided that Party B shall not be obliged to so transfer any Interest Amount unless and until it has earned and received such interest.

C.	Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

67.	Address for Transfers.

Party A: To be notified to Party B by Party A at the time of the request for the transfer.

Party B: To be notified to Party A by Party B upon request by Party A.

68.	Other Provisions.

A.	Events of Default.

Subclause (iii) shall be deleted from Paragraph 7.

B.	Costs of Transfer on Exchange.

Notwithstanding Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in the transfer of Eligible Credit Support either from the Pledgor to the Secured Party or from the Secured Party to the Pledgor.

C.	Cumulative Rights.

The rights, powers and remedies of the Secured Party under this Annex shall be in addition to all rights, powers and remedies given to the Secured Party by the Agreement or by virtue of any statute or rule of law, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the rights of the Secured Party in the Posted Credit Support created pursuant to this Annex.

D.	Ratings Criteria.

“Credit Support Amount” shall be the greater of (a) the S&P Credit Support Amount, (b) the Fitch Credit Support Amount, and (c) the Moody’s First Trigger Credit Support Amount, or the Moody’s Second Trigger Credit Support Amount, as applicable.

With respect to Fitch:

“Fitch Credit Support Amount” means, for any Valuation Date, the excess, if any, of:

(I)	(A)
for any Valuation Date (x) on which a Collateralization Event with respect to Fitch has occurred and been continuing for at least 30 calendar days or (y) on which a Ratings Event with respect to Fitch has occurred and is continuing, an amount equal to the sum of (1) the aggregate Secured Party’s Exposure for such Valuation Date with respect to all Transactions and (2) the aggregate of the products of the Volatility Buffer for each Transaction and the Notional Amount of each Transaction for the Calculation Period of each such Transaction which includes such Valuation Date, or

(B)	for any other Valuation Date, zero, over

(II) the Threshold for Party A for such Valuation Date.

“Volatility Buffer” shall mean the percentage set forth in the following table with respect to any Transaction (other than a Transaction identified in the related Confirmation as a Timing Hedge):

	Weighted Average Life (Years)
Notes’ Rating	1	2	3	4	5	6	7	8	9	10	11	12	13	14	>=15
USD Interest Rate Swaps
AA- or Better	0.8	1.7	2.5	3.3	4.0	4.7	5.3	5.9	6.5	7.0	7.5	8.0	8.5	9.0	9.5
A+/A	0.6	1.2	1.8	2.3	2.8	3.3	3.8	4.2	4.6	5.0	5.3	5.7	6.0	6.4	6.7
A-/BBB+	0.5	1.0	1.6	2.0	2.5	2.9	3.3	3.6	4.0	4.3	4.7	5.0	5.3	5.6	5.9

With respect to Moody’s:

“Moody’s First Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(A)
for any Valuation Date on which (I) a First Trigger Failure Condition has occurred and has been continuing (x) for at least 30 Local Business Days or (y) since this Annex was executed and (II) it is not the case that a Moody’s Second Trigger Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greater of (a) zero and (b) the sum of the Secured Party’s aggregate Exposure for all Transactions and the aggregate of Moody’s Additional Collateralized Amounts for each Transaction.

For the purposes of this definition, the “Moody’s Additional Collateralized Amount” with respect to any Transaction shall mean:

[the lesser of (x) the product of the Moody’s First Trigger DV01 Multiplier and DV01 for such Transaction and such Valuation Date and (y) the product of Moody’s First Trigger Notional Amount Multiplier and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date;][7]

[the product of the applicable Moody’s First Trigger Factor set forth in Table 1 and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date;][8] or

(B) for any other Valuation Date, zero, over

the Threshold for Party A such Valuation Date.

“First Trigger Failure Condition” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s First Trigger Required Ratings.

“DV01” means, with respect to a Transaction and any date of determination, the sum of the estimated change in the Secured Party’s Exposure with respect to such Transaction that would result from a one basis point change in the relevant swap curve on such date, as determined by the Valuation Agent in good faith and in a commercially reasonable manner. The Valuation Agent shall, upon request of Party B, provide to Party B a statement showing in reasonable detail such calculation.

“Moody’s First Trigger DV01 Multiplier” means 25.

“Moody’s First Trigger Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody’s First Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

“Moody’s First Trigger Notional Amount Multiplier” means 4%.

“Moody’s Second Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(A)
for any Valuation Date on which it is the case that a Second Trigger Failure Condition has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greatest of (a) zero, (b) the aggregate amount of the next payments due to be paid by Party A under each Transaction and (c) the sum of the Secured Party’s aggregate Exposure and the aggregate of Moody’s Additional Collateralized Amounts for each Transaction.

_______________________
[7]	If Moody’s First Trigger Credit Support Amount is calculated using DV01.
[8]	If Moody’s First Trigger Credit Support Amount is calculated without using DV01.

For the purposes of this definition, the “Moody’s Additional Collateralized Amount”with respect to any Transaction shall mean:

[the lesser of (i) the product of the Moody’s Second Trigger DV01 Multiplier and DV01 for such Transaction and such Valuation Date and (ii) the product of the Moody’s Second Trigger Notional Amount Multiplier and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date;][9]

[the product of the applicable Moody’s Second Trigger Factor set forth in Table 2 and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date;][10] or

(B) for any other Valuation Date, zero, over

the Threshold for Party A for such Valuation Date.

“Second Trigger Failure Condition” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold.

“Moody’s Second Trigger DV01 Multiplier” means 60.

“Moody’s Second Trigger Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody’s Second Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

“Moody’s Second Trigger Notional Amount Multiplier” means 9%.

With respect to S&P:

“S&P Credit Support Amount” means, for any Valuation Date, the excess, if any, of:

(I)	(A)
for any Valuation Date on which a Collateralization Event with respect to the ratings assigned by S&P has occurred and been continuing, an amount equal to the aggregate Secured Party’s Exposure for such Valuation Date with respect to all Transactions; or

________________________
[9]	If Moody’s Second Trigger Credit Support Amount for a fixed schedule swap is calculated using DV01.
[10]	If Moody’s Second Trigger Credit Support Amount for a fixed schedule swap is calculated without using DV01.

(B)
for any Valuation Date on which a Ratings Event with respect to the ratings assigned by S&P has occurred and is continuing, an amount equal to 125% of the aggregate Secured Party’s Exposure for such Valuation Date with respect to all Transactions and, or

(C)	for any other Valuation Date, zero, over

(II) the Threshold for Party A for such Valuation Date.

E.	Demands and Notices.

All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, save that any demand, specification or notice:

1.	shall be given to or made at the following addresses:

If to Party A:

As set forth in Part 4(a) of the Schedule.

If to Party B:

As set forth in Part 4(a) of the Schedule.

or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this subparagraph) to the other party;

2.
shall be deemed to be effective at the time such notice is actually received unless such notice is received on a day which is not a Local Business Day or after the Notification Time on any Local Business Day in which event such notice shall be deemed to be effective on the next succeeding Local Business Day.

Pursuant to the Section 4.03 of the Pooling and Servicing Agreement, the monthly report to Certificateholders shall be made available to Party A in the manner and form specified therein.

F.	Agreement as to Single Secured Party and Pledgor

Party A and Party B agree that, notwithstanding anything to the contrary in the first sentence of this Annex, Paragraph 1(b) or Paragraph 2 or the definitions in Paragraph 12, except with respect to Party B’s obligations under Paragraph 3(b), (a) the term “Secured Party” as used in this Annex means only Party B, (b) the term “Pledgor” as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9 and (d) only Party A will be required to make Transfers of Eligible Credit Support hereunder. Party A and Party B further agree that, notwithstanding anything to the contrary in the recital to this Annex or Paragraph 7, this Annex will constitute a Credit Support Document only with respect to Party A.

G.	Trustee Capacity.

It is expressly understood and agreed by the parties hereto that (i) this Annex is executed and delivered by the trustee of the Supplemental Interest Trust not individually or personally but solely as trustee of the Supplemental Interest Trust, in the exercise of the powers and authority conferred upon and vested in it under the Pooling and Servicing Agreement, (ii) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as a personal representation, undertaking or agreement by the trustee of the Supplemental Interest Trust but is made and intended for the purpose of binding only the Trust, (iii) nothing herein contained shall be construed as creating any liability on the part of the trustee of the Supplemental Interest Trust, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall the trustee of the Supplemental Interest Trust be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Annex or any other related documents as to all of which recourse shall be had solely to the assets of the Trust in accordance with the terms of the Pooling and Servicing Agreement; unless the trustee of the Supplemental Interest Trust was grossly negligent or acted with wilful misconduct.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this document by their duly authorized officers with effect from the date specified on the first page hereof.

ABN AMRO BANK N.V.	SUPPLEMENTAL INTEREST TRUST, HSI ASSET SECURITIZATION CORPORATION TRUST 2007-NC1 MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-NC1
(Name of Party)	(Name of Party)

By: Wells Fargo Bank, N.A., not in its individual capacity, but solely as trustee of the Supplemental Interest Trust

/s/ Frederick P Engler	/s/ Sandra Whalen
Name: Frederick P. Engler	Name: Sandra Whalen
Title: Regional Manager Documentation North America	Title: Vice President
Date: June 5, 2007	Date: June 5, 2007

/s/ Christopher Fain
Name: Christopher Fain
Title: Vice President
Date: June 5, 2007

Table 1

Moody’s First Trigger Factor

Remaining Weighted Average Life of Hedge in Years	Weekly Collateral Posting
1 or less	0.25%
More than 1 but not more than 2	0.50%
More than 2 but not more than 3	0.70%
More than 3 but not more than 4	1.00%
More than 4 but not more than 5	1.20%
More than 5 but not more than 6	1.40%
More than 6 but not more than 7	1.60%
More than 7 but not more than 8	1.80%
More than 8 but not more than 9	2.00%
More than 9 but not more than 10	2.20%
More than 10 but not more than 11	2.30%
More than 11 but not more than 12	2.50%
More than 12 but not more than 13	2.70%
More than 13 but not more than 14	2.80%
More than 14 but not more than 15	3.00%
More than 15 but not more than 16	3.20%
More than 16 but not more than 17	3.30%
More than 17 but not more than 18	3.50%
More than 18 but not more than 19	3.60%
More than 19 but not more than 20	3.70%
More than 20 but not more than 21	3.90%
More than 21 but not more than 22	4.00%
More than 22 but not more than 23	4.00%
More than 23 but not more than 24	4.00%
More than 24 but not more than 25	4.00%
More than 25 but not more than 26	4.00%
More than 26 but not more than 27	4.00%
More than 27 but not more than 28	4.00%
More than 28 but not more than 29	4.00%
More than 29	4.00%

Table 2

Moody’s Second Trigger Factor for Interest Rate Swaps with Fixed Notional Amounts

Remaining Weighted Average Life of Hedge in Years	Weekly Collateral Posting
1 or less	0.60%
More than 1 but not more than 2	1.20%
More than 2 but not more than 3	1.70%
More than 3 but not more than 4	2.30%
More than 4 but not more than 5	2.80%
More than 5 but not more than 6	3.30%
More than 6 but not more than 7	3.80%
More than 7 but not more than 8	4.30%
More than 8 but not more than 9	4.80%
More than 9 but not more than 10	5.30%
More than 10 but not more than 11	5.60%
More than 11 but not more than 12	6.00%
More than 12 but not more than 13	6.40%
More than 13 but not more than 14	6.80%
More than 14 but not more than 15	7.20%
More than 15 but not more than 16	7.60%
More than 16 but not more than 17	7.90%
More than 17 but not more than 18	8.30%
More than 18 but not more than 19	8.60%
More than 19 but not more than 20	9.00%
More than 20 but not more than 21	9.00%
More than 21 but not more than 22	9.00%
More than 22 but not more than 23	9.00%
More than 23 but not more than 24	9.00%
More than 24 but not more than 25	9.00%
More than 25 but not more than 26	9.00%
More than 26 but not more than 27	9.00%
More than 27 but not more than 28	9.00%
More than 28 but not more than 29	9.00%
More than 29	9.00%